SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

CKE RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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CKE RESTAURANTS, INC.

6307 Carpinteria Avenue, Suite A
Carpinteria, California 93013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. on Monday, June 28, 2004
PLACE	Irvine Marriott 18000 Von Karman Avenue Irvine, California 92612
ITEMS OF BUSINESS	(1) To elect three (3) members of the Board of Directors for terms expiring in 2007, to elect one (1) member of the Board of Directors for a term expiring in 2006 and to elect one (1) member of the Board of Directors for a term expiring in 2005.
(2) To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending January 31, 2005.
(3) To transact such other business as may properly come before the Meeting and any adjournment or postponement.
RECORD DATE	You can vote if you are a stockholder of record on May 3, 2004.
ANNUAL REPORT	Our 2004 Annual Report and Supplementary Report, All the Right Ingredients, which are not a part of the proxy soliciting material, are enclosed.
PROXY VOTING	It is important that your shares be represented and voted at the Meeting. Please vote in one of these ways:
(1) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card;
(2) VISIT THE WEB SITE noted on your proxy card to vote by Internet;
or
(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope. Any proxy may be revoked at any time prior to its exercise at the Meeting.

By Order of the Board of Directors,

Andrew F. Puzder
President and Chief Executive Officer

Carpinteria, California

May 25, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

i

ii

CKE RESTAURANTS, INC.

6307 Carpinteria Avenue, Suite A
Carpinteria, California 93013

PROXY STATEMENT

Annual Meeting of Stockholders
June 28, 2004

       This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CKE Restaurants, Inc., a Delaware corporation (“CKE” or the “Company,” “we” or “us”), for use at the Annual Meeting of Stockholders to be held at Irvine Marriott, 18000 Von Karman Avenue, Irvine, California 92612, on Monday, June 28, 2004, at 10:00 a.m., Pacific Time (the “Annual Meeting” or the “Meeting”), and at any postponements or adjournments thereof. Stockholders will be admitted beginning at 9:45 a.m.

      This Proxy Statement, form of proxy and voting instructions are being mailed starting May 25, 2004.

Solicitation of Proxies

      At the Annual Meeting, the stockholders of CKE will be asked to (1) vote upon (a) the election of three directors, each for a term of three years, (b) the election of one director for a term expiring in 2006 and (c) the election of one director for a term expiring in 2005, (2) ratify the appointment of KPMG LLP as the independent auditors of CKE for the fiscal year ending January 31, 2005, and (3) act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

      CKE’s Board of Directors is asking for your proxy for use at the Annual Meeting. All shares of CKE common stock represented by any properly executed proxy that are not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are marked on a properly executed returned proxy, the shares represented thereby will be voted FOR the election of the director nominees listed below and FOR the ratification of the appointment of KPMG LLP as CKE’s independent auditors. Although management does not know of any other matter to be acted upon at the Meeting, shares represented by valid proxies will be voted by the persons named on the proxy card in accordance with their best judgment with respect to any other matters that may properly come before the Meeting. A stockholder giving a proxy may revoke its proxy in the manner described below.

Annual Meeting Admission

      If you plan to attend the Annual Meeting, you may still vote your proxy prior to the Meeting. If you are a stockholder of record, please bring a photo ID to the Meeting. If you own stock through a bank, broker or other holder of record, you will need proof of ownership to attend or vote your shares at the Meeting. A recent brokerage statement and a letter from broker are examples of proof of ownership.

Stockholders Entitled to Vote

      Holders of CKE common stock at the close of business on May 3, 2004, are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 57,434,003 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

Revocation of Proxies

      Proxies may be revoked at any time before they are exercised by:

1. written notice to the Secretary of the Company;

2. timely delivery of a valid, later-dated proxy; or

3. voting by ballot at the Annual Meeting.

      However, attendance at the Meeting will not, in itself, constitute revocation of a previously granted proxy.

HOW TO VOTE

      Your vote is important. Stockholders of record can vote by telephone, by Internet or by mail as described below. If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which voting options are available to you.

Vote by Telephone

      You can vote by calling the toll-free telephone number noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 27, 2004 (June 23, 2004, if you hold your shares through CKE’s Employee Stock Purchase Plan). Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using individual control numbers. If you vote by telephone you do not need to return your proxy card.

Vote by Internet

      You also can choose to vote by Internet. The web site for Internet voting is on your proxy card. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 27, 2004 (June 23, 2004, if you hold your shares through CKE’s Employee Stock Purchase Plan). As with telephone voting, you can confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers. If you vote by Internet you do not need to return your proxy card.

Vote by Mail

      In order to be effective, completed proxy cards must be received by 9:30 a.m. Pacific Time on June 28, 2004 (June 21, 2004, if you hold your shares through CKE’s Employee Stock Purchase Plan). If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the business reply envelope provided with this Proxy Statement.

Voting at the Annual Meeting

      The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

      If other matters are properly presented at the Annual Meeting for consideration, the persons named on the proxy card will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matters to be raised at the Annual Meeting.

Required Vote

      Quorum. The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting (whether present in person or represented by proxy) is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. On all matters to come before the Meeting, each holder of common stock will be entitled to one vote per share, except that voting for directors may be cumulative.

      Election of Directors. A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes “for” or “against” affect the outcome. Abstentions are not counted for purposes of the election of directors. In the election of directors, holders of common stock are entitled to as many votes as shall equal the number of votes that he or she would be entitled to cast (but for the cumulative voting provision) multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he or she may see fit.

      Ratification of the Appointment of Independent Auditors. The affirmative vote of a majority of the votes cast for or against the matter by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote.

      Broker Authority to Vote. Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange (the “NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. NYSE rules permit member brokers who do not receive instructions to vote on the election of directors and the proposal to ratify the appointment of our independent auditors.

Availability of Certain Documents

      The Notice of Annual Meeting and Proxy Statement and the 2004 Annual Report and Supplemental Report, All the Right Ingredients, are available through the “Financials” link located on the Company’s Internet home page, www.shareholder.com/cke/investors.cfm. Our Annual Report and Form 10-K are not proxy soliciting materials.

      During the past year, we have continued to take steps to promote and protect the interests of our stockholders. In particular, our Board of Directors has created or amended charters for our Audit, Compensation and Nominating & Corporate Governance Committees as well as approved our Corporate Governance Guidelines. All of these documents and policies, together with our Code of Business Conduct and Ethics and Code of Ethics for CEO and Senior Financial Officers, are available on our website at www.ckr.com, and the current Charter of the Audit Committee is also attached to this Proxy Statement as Appendix A.

Cost of Proxy Solicitation

      The cost of solicitation of proxies on the enclosed proxy card will be paid by CKE. In addition, following the mailing of this Proxy Statement, directors, officers and regular employees of CKE may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of CKE common stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by CKE for their charges and expenses in connection therewith. In addition, CKE may use the services of individuals or companies it does not regularly employ in connection with the solicitation of proxies if management determines that it is advisable to do so, at an estimated cost of $5,000 plus out-of-pocket expenses.

PROPOSAL 1 — ELECTION OF DIRECTORS

Introduction

      The Board of Directors of CKE is divided into three classes. Each class serves for a period of three years, with the terms of office of the respective classes expiring in successive years. The foregoing notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed.

      On October 2, 2003, the Board of Directors unanimously approved an amendment to the bylaws, pursuant to which the number of directors serving on the Board of Directors was increased to 11. In October 2003, the Board of Directors appointed Douglas K. Ammerman as director to hold office for a term expiring at the 2004 Annual Meeting of Stockholders. On March 3, 2004, the Board of Directors unanimously approved another amendment to the bylaws, pursuant to which the number of directors serving on the Board of Directors was increased to 12. In April 2004, the Board of Directors appointed Janet E. Kerr as a director to hold office for a term expiring at the 2005 Annual Meeting of Stockholders. On May 11, 2004, Carl N. Karcher tendered his resignation as a member of the Board of Directors effective upon Carl L. Karcher’s election as member of the class of directors whose terms expire in 2006. The Board of Directors intends to further amend the bylaws to decrease the number of directors to 11 upon the effectiveness of Carl N. Karcher’s resignation.

Annual Meeting

      The class of directors whose term expires as of the date of the Meeting consists of Messrs. Byron Allumbaugh, Douglas K. Ammerman, Carl L. Karcher and Frank P. Willey. As discussed above, Carl L. Karcher is standing for election into the class of directors whose term expires in 2006. In addition, the Board of Directors has decided to submit Ms. Kerr as a nominee for election as a director with a term expiring in 2005. The proxies solicited hereby are intended to be voted for the foregoing nominees. Discretionary authority to cumulate votes represented by proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the accompanying proxy card to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the Board’s nominees as possible. All of the nominees currently are members of the Board of Directors and all of the nominees have been approved, recommended and nominated for election or re-election, as the case may be, to the Board of Directors by our Nominating & Corporate Governance Committee. The persons named in the proxy will have discretionary authority to vote for others if any nominee becomes unable or unwilling to serve prior to the Meeting. To the knowledge of CKE, all nominees are and will be able to serve.

      We encourage our directors to attend the Annual Meeting and believe that attendance at the Annual Meeting is just as important as attendance at meetings of the Board of Directors. Historically, the Company has alternated between St. Louis, Missouri and Southern California for the location of its annual meetings of stockholders. Accordingly, last year’s Annual Meeting, held on June 17, 2003, was held in St. Louis, Missouri. As the corresponding regularly scheduled meeting of the Board of Directors was held on a different day and in Carpinteria, California, travel, scheduling conflicts, prior commitments and other considerations resulted in only two of our directors, Andrew F. Puzder and Daniel E. Ponder, Jr., attending last year’s Annual Meeting. We are committed, including through better advance planning, to minimize these conditions in the future.

      The Board of Directors has proposed the following nominees for election at the Annual Meeting as directors with terms expiring in 2007:

Byron Allumbaugh

Douglas K. Ammerman
Frank P. Willey

      The Board of Directors has proposed the following nominee for election at the Annual Meeting as a director with a term expiring in 2006:

Carl L. Karcher

      The Board of Directors has proposed the following nominee for election at the Annual Meeting as a director with a term expiring in 2005:

Janet E. Kerr

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

      The principal occupation and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages

NOMINEES FOR ELECTION OF DIRECTORS

WITH TERMS EXPIRING IN 2007

Name and Age as of the
June 28, 2004 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

Byron Allumbaugh	72	Mr. Allumbaugh has served as a director since 1996. Mr. Allumbaugh retired as Chairman of the Board of Ralphs Grocery Company on January 31, 1997, where he held numerous management positions from 1958, serving as Chairman of the Board and Chief Executive Officer from 1976 to 1995, and Chairman of the Board from 1995 until his retirement. Currently a self-employed business consultant, Mr. Allumbaugh is also a member of the Boards of Directors of the Automobile Club of Southern California, Penn Traffic, Galyan’s Trading Co. and The Pantry, Inc.
Douglas K. Ammerman	52	Mr. Ammerman has served as a director since October 2003. He is a Certified Public Accountant and has a Masters Degree in Business Taxation from the University of Southern California. He began his career in 1973 with Peat, Marwick, Mitchell (now KPMG). He was admitted to the KPMG partnership in 1984 and formally retired from KPMG in 2002.
Frank P. Willey	50	Mr. Willey has served as a director since 1994. Mr. Willey became Vice Chairman of Fidelity National Financial, Inc. (“FNF”) in March 2000. Mr. Willey has been a director of FNF since February 1984, and served as General Counsel of FNF from 1984 to January 1995, as well as its President from 1995 until March 2000.

NOMINEE FOR ELECTION OF DIRECTOR

WITH A TERM EXPIRING IN 2006

Name and Age as of the
June 28, 2004 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

Carl L. Karcher	55	Mr. Karcher has served as a director since 1992. Mr. Karcher is the President of CLK, Inc., a Carl’s Jr. franchisee. Mr. Karcher has been a Carl’s Jr. franchisee since May 1985. For more than 17 years prior to that time, Mr. Karcher was employed by CKE in several capacities, including Vice President, Manufacturing and Distribution. Carl L. Karcher is Carl N. Karcher’s son.

NOMINEE FOR ELECTION OF DIRECTOR

WITH A TERM EXPIRING IN 2005

Name and Age as of the
June 28, 2004 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

Janet E. Kerr	49	Professor Kerr was appointed to the Board of Directors on April 5, 2004. Professor Kerr is currently a professor of law and the Executive Director of the Center for Entrepreneurship and Technology Law at Pepperdine University School of Law in Malibu, California. Professor Kerr has served as a consultant to various companies on Sarbanes-Oxley Act compliance. She is an appointed member of the Larta Advisory Board, formerly known as the Southern California Regional Technology Alliance, has founded several technology companies and is a well-known author in the areas of securities and corporate law, having published several articles and a book on the subjects. Professor Kerr was a co-founder of X-Labs, a technology company co-founded with HRL Laboratories.

DIRECTORS CONTINUING IN OFFICE UNTIL 2005

Name and Age as of the
June 28, 2004 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

Peter Churm	78	Mr. Churm has served as a director since 1979. Mr. Churm was Chairman of the Board of Furon Company from May 1980 through February 1992 and was President of that company for more than 16 years. From February 1992 until November 1999, Mr. Churm served as Furon’s Chairman Emeritus as well as a member of its Board of Directors. Mr. Churm is also a member of the Board of Directors of Diedrich Coffee, Inc.
Daniel D. (Ron) Lane	69	Mr. Lane has served as a director since 1993. Mr. Lane became Vice Chairman of the Board of CKE in October 1994. Since February 1983, he has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc. Mr. Lane is also a director of FNF.

Name and Age as of the
June 28, 2004 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

Andrew F. Puzder	53	Mr. Puzder was appointed to the Board of Directors in May 2001. Mr. Puzder became Chief Executive Officer and President of CKE in September 2000. From February 1997 to June 2000, he served as Executive Vice President, General Counsel and Secretary of CKE. Mr. Puzder was also Chief Executive Officer of Santa Barbara Restaurant Group, Inc. from July 1997 to November 2000, President and Chief Executive Officer of Hardee’s Food Systems, Inc. from June 2000 and Executive Vice President of FNF from January 1995 to June 2000. Mr. Puzder was a partner in the Costa Mesa, California law firm of Lewis, D’Amato, Brisbois & Bisgaard from September 1991 to March 1994 and a shareholder in the Newport Beach, California law firm of Stradling Yocca Carlson & Rauth from March 1994 until joining FNF in 1995.

DIRECTORS CONTINUING IN OFFICE UNTIL 2006

Name and Age as of the
June 28, 2004 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

William P. Foley, II	59	Mr. Foley has served as a director since 1993. Mr. Foley became Chairman of the CKE Board of Directors in March 1994 and served as CKE’s Chief Executive Officer from October 1994 until March 2000. Since 1981, Mr. Foley has been Chairman of the Board of Directors, President (until January 1995) and Chief Executive Officer of FNF.
Carl N. Karcher	87	Mr. Karcher, the Company’s founder, purchased his first hot dog stand on July 17, 1941. He first became a director of CKE in 1966 and has served as Chairman Emeritus since January 1994. He was Chairman of the Board of CKE until October 1993 and Chief Executive Officer until December 1992. Prior to 1980, he served as President of CKE. Carl N. Karcher is Carl L. Karcher’s father. On May 11, 2004, Carl N. Karcher tendered his resignation as a member of the Board of Directors effective upon Carl L. Karcher’s election as member of the class of directors whose terms expire in 2006.
Daniel E. Ponder, Jr.	49	Mr. Ponder has served as a director since April 2001. He is currently the President and Chairman of the Board of Ponder Enterprises, Inc., a franchisee of Hardee’s restaurants. He has been a Hardee’s franchisee for over 20 years. Mr. Ponder served in the Georgia legislature until January 2001. Mr. Ponder is the 2003 recipient of the John F. Kennedy Profile in Courage Award.
Ronald B. Maggard, Sr.	54	Mr. Maggard was elected to the Board of Directors in March 2003. Since the early 1980’s, Mr. Maggard has been the President and Chairman of the Board of Maggard Enterprises, Inc., a franchisee of Long John Silver and A&W restaurants. Mr. Maggard has been a franchisee of quick-service restaurants for over 30 years, and served as a director of SBRG and Checkers Drive-In Restaurants, Inc. until 2002.

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name and Age as of the
June 28, 2004 Annual Meeting		Position, Principal Occupation Experience and Directorships

E. Michael Murphy	52	Mr. Murphy became Executive Vice President, General Counsel and Secretary of CKE in February 2001, after serving as Senior Vice President of the Company, and Senior Vice President, General Counsel of Hardee’s Food Systems, Inc. from September 1998. For the prior 10 years, Mr. Murphy was a partner of The Stolar Partnership law firm in St. Louis, Missouri.
John J. Dunion	46	Mr. Dunion was appointed Executive Vice President, Supply Chain Management in July 2001. Prior to that, he served the Company as Executive Vice President, Chief Administrative Officer from February 1999, Senior Vice President, Purchasing from April 1998 and Vice President, Purchasing from September 1996. Mr. Dunion was Vice President, Purchasing at Unigate Restaurants, Inc. from 1993 to September 1996.
Theodore Abajian	40	Mr. Abajian was appointed Executive Vice President and Chief Administrative Officer of the Company in March 2002. Mr. Abajian was appointed as Chief Financial Officer on May 2, 2003. From November 2000 to March 2002, Mr. Abajian served as President and Chief Executive Officer of SBRG, and Executive Vice President, Chief Financial Officer from May 1998. In addition, from January 2000 to October 2000, Mr. Abajian held the position of Senior Vice President and Chief Financial Officer for Checkers Drive-In Restaurants, Inc. and served as the Chief Financial Officer of Star Buffet, Inc. from July 1997 to May 1998. Mr. Abajian also served as a director of Staceys Buffet, Inc. from October 1997 to February 1998 and was Vice President and Controller with Summit Family Restaurants, Inc. from 1994 to 1998.
Brad Haley	46	Mr. Haley was appointed Executive Vice President, Marketing, for Hardee’s in September 2000. He also assumed responsibility for Carl’s Jr. marketing in January 2004. Prior to joining Hardee’s, Mr. Haley worked as Chief Marketing Officer for Church’s Chicken. From 1992 to 1999, Mr. Haley served as corporate vice president of marketing communications for Jack-in-the Box Inc.

OWNERSHIP OF THE COMPANY’S SECURITIES

Principal Stockholders

      The following table sets forth certain information regarding persons or entities, other than directors and Named Executive Officers (defined below), known to the Company to be the beneficial owner of more than 5% of the Company’s common stock.

	Number of
Stockholder	Shares Held(1)	Percentage(2)

Richard H. Pickup(3)	4,344,500	7.6%
2321 Alcova Ridge Drive Las Vegas, NV 89134
Dimensional Fund Advisors Inc.(4)	3,351,698	5.8%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401-1005
State Street Research & Management Company(5)	2,917,300	5.1%
One Financial Center, 31st Floor Boston, MA 02111-2690

(1)	All share amounts are based upon the most recent SEC filings available.

(2)	Calculated based on 57,434,003 shares of CKE common stock outstanding on May 3, 2004.

(3)	Pursuant to the Schedule 13D/A filed on December 4, 2003, by Dito Devcar Corporation, a Nevada corporation, Dito Caree, LP, a Nevada limited partnership, The Pickup Family Trust, Pickup Charitable Unitrust II, TD Investments, LLC, Crut II, Richard H. Pickup, Dito Devcar, LP and the TB Fund, LLC (collectively, “Reporting Entities”) are record holders of the shares. Each of the Reporting Entities is directly or indirectly controlled or operating for the benefit of Richard H. Pickup.

(4)	Pursuant to the Schedule 13G/A filed on February 6, 2004, by Dimensional Fund Advisors Inc. (“Dimensional”), Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of CKE owned by such investment companies, trusts and accounts. Dimensional disclaims beneficial ownership of such CKE securities.

(5)	Pursuant to the Schedule 13G filed on February 17, 2004, by State Street Research & Management Company (“State Street”), State Street is an investment advisor. State Street furnishes investment advice to mutual funds and/or institutional accounts and serves as investment manager to certain other funds and accounts. In its role as investment advisor or manager, State Street possesses voting and/or investment power over the securities of CKE owned by such investment companies, funds and accounts. State Street disclaims beneficial ownership of such CKE securities.

Security Ownership of Directors and Named Executive Officers

      The following table sets forth certain information regarding beneficial ownership of CKE’s common stock as of May 3, 2004, by (i) each director of CKE, (ii) CKE’s Chief Executive Officer and each of its four other most highly compensated executives (collectively, the “Named Executive Officers”) and (iii) all directors and executive officers of CKE as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power.

	Shares Beneficially Owned

	Common	Common Stock	Total Share	Percentage of
Name	Stock	Equivalents(1)	Ownership	All Shares

Directors —
William P. Foley, II(2) (3)	2,864,897	2,459,971	5,324,868	9.3%
Carl N. Karcher	936,894	229,491	1,166,385	2.0%
Daniel D. (Ron) Lane(3)	871,363	293,138	1,164,501	2.0%
Byron Allumbaugh	46,285	101,667	147,952	*
Peter Churm	23,865	101,667	125,532	*
Carl L. Karcher	235,446	100,000	335,446	*
Daniel E. Ponder, Jr.	23,865	40,000	63,865	*
Frank P. Willey(3)	360,204	143,402	503,606	*
Andrew F. Puzder, CEO	413,162	1,197,022	1,610,184	2.8%
Ronald B. Maggard, Sr.	47,087	13,334	60,421	*
Douglas K. Ammerman	2,000	0	2,000	*
Janet E. Kerr	0	0	0	*
Executive Officers —
E. Michael Murphy	20,302	152,127	172,429	*
John J. Dunion	5,820	186,788	192,608	*
Theodore Abajian	35,975	204,385	240,369	*
Brad Haley	15,819	48,334	64,153	*
Directors and Officers as a Group (16 persons)	5,902,984	5,271,326	11,174,310	19.46%

*	Represents less than 1% of the Company’s common stock.

(1)	“Common Stock Equivalents” include stock options or other convertible securities exercisable within 60 days after May 3, 2004.

(2)	Includes: (a) 1,507,398 shares held directly by Folco Development Corporation, owned and controlled by Mr. Foley, (b) 96,011 shares owned by Bognor Regis, Inc., a Nevada corporation, of which Mr. Foley is a director and President, and (c) 4,233 shares held by Mr. Foley’s children’s individual trusts.

(3)	Excludes shares held by FNF, of which Messrs. Foley, Willey and Lane are directors. Mr. Foley is also an officer of FNF. Messrs. Foley, Willey and Lane disclaim beneficial ownership of the shares owned by FNF.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires CKE’s executive officers and directors, and persons who own more than 10% of a registered class of CKE’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish CKE with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, CKE believes that, during fiscal 2004, all filing requirements applicable to its executive officers, directors and greater than 10% stockholders were satisfied.

GOVERNANCE OF THE COMPANY

Corporate Governance Principles

      Pursuant to the Delaware General Corporation Law and the Company’s bylaws, CKE’s business, property and affairs are managed under the direction of the Board of Directors. Thus, the Board of Directors is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders.

      The Board of Directors selects the senior management team, which is charged with the conduct of the Company’s business. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. Having selected the senior management team, the Board of Directors acts as an advisor and counselor to senior management and monitors their performance.

Meetings of the Board of Directors

      During fiscal 2004, the Board of Directors met seven times. All of our directors attended 75% or more of all meetings of the Board of Directors in fiscal 2004.

Director Independence

      The revised corporate governance listing standards of the NYSE require that we have and maintain a board with at least a majority of “independent” directors. In addition to setting forth the minimum standards for independence, the new NYSE rules require that our Board affirmatively determine the independence of each of our directors. Generally, to qualify as independent, a director must not have any direct or indirect material relationship with us. Our Board has determined that it would be appropriate to apply a higher standard of independence than the minimum requirement established by the NYSE. Such requirements are set forth in our Corporate Governance Guidelines, a copy of which is available under the section titled “Corporate Governance” on our website at www.ckr.com.

      In accordance with the standards set forth in our Corporate Governance Guidelines and in light of the recently enacted NYSE rules on board independence, our Board reviewed the independence of each of our directors in May 2004. During the review of the independence of our directors, our Board reviewed both direct and indirect transactions and relationships that each of our directors had or maintained with us and our management and employees, including those transactions that are more fully described in this proxy statement under the heading “Transactions with Officers and Directors,” and under the heading “Certain Relationships and Related Transactions” in the Company’s Annual Report on Form 10-K for fiscal 2004. The purpose of this review was to determine the independence of each director and whether such director would be considered an independent director under the NYSE rules.

      As a result of this review, our Board affirmatively determined that 8 of 12 directors currently are independent under our Corporate Governance Guidelines. These independent directors are Byron Allumbaugh, Douglas K. Ammerman, Peter Churm, William P. Foley, II, Janet E. Kerr, Ronald B. Maggard, Sr., Daniel E. Ponder, Jr., and Frank P. Willey. Of these directors, Messrs. Foley and Ammerman are independent because of the one-year look-back provisions of the NYSE guidelines.

      On November 4, 2004, Mr. Foley will no longer be independent under the three-year look-back provisions of the NYSE guidelines. Mr. Foley received compensation in excess of the permitted maximum amounts for independent directors pursuant to an Employment Agreement until April 1, 2003, at which time Mr. Foley’s Employment Agreement terminated.

      However, the Board has determined that Mr. Ammerman will remain independent on and after November 4, 2004. The Board of Directors notes that Mr. Ammerman was an active service partner with, and an employee of, KPMG, the Company’s independent auditor, until November 2001, when he was diagnosed with a potentially terminal health condition. In November 2001, Mr. Ammerman took an immediate and total medical leave of absence to battle his health condition. Thereafter and through the current date, Mr. Ammerman performed no services whatsoever for or on behalf of KPMG. Pursuant to KPMG policy at the time of his medical leave, Mr. Ammerman was entitled to be paid medical leave for one year. In order to preserve the medical leave benefits, Mr. Ammerman was, however, technically still a partner, but he received no other payments from KPMG in this capacity during this year, and he did not participate in any manner in partnership or client activities or business affairs. In November 2002, the paid medical benefits terminated. Thereafter, Mr. Ammerman received disability payments pursuant to disability insurance he had previously procured. Also in November 2002, Mr. Ammerman resigned as a partner from KPMG and began receiving his pension/retirement benefits from KPMG. Accordingly, from November 2002 Mr. Ammerman’s only affiliation with KPMG was as a creditor. In October 2003, Mr. Ammerman’s pension/retirement obligations were transferred by KPMG to a trust. The trust thereafter was responsible for such obligations, and Mr. Ammerman’s status as a creditor of KPMG ceased. Mr. Ammerman at no time provided services to CKE other than his services as a director after joining the Board of Directors in October 2003.

      Included as a director who is not independent is Carl N. Karcher. Mr. Carl N. Karcher has tendered his resignation from the Board, conditioned upon, and concurrent with, the election to the Board of his son, Carl L. Karcher. If Carl L. Karcher is elected to the Board at this meeting, because of the resignation of Carl N. Karcher, the number of directors of the Company at that time will be reduced to 11.

Introduction to Committees of the Board of Directors

      While it is the general policy of the Company that all major decisions be considered by the Board of Directors, the Board utilizes certain committees to further perform its duties. In accordance with SEC and NYSE rules, CKE has an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee. In addition, there currently is an Executive Committee, an Acquisitions and Divestitures Committee and a Franchise Committee.

Audit Committee

      During fiscal 2004 through October 2003, Mr. Willey was the Chairman, and Messrs. Churm and Allumbaugh were the other members, of our Audit Committee. In October 2003, Mr. Ammerman was elected Chairman of the Committee with Messrs. Churm, Allumbaugh and Willey serving as the other Audit Committee members. As of March 2004, Mr. Ammerman remains as Chairman, and Messrs. Churm and Allumbaugh are the current members, of our Audit Committee. The Audit Committee operates under a written Charter adopted by the Board of Directors, which is attached hereto as Appendix A and is available through the Company website at www.ckr.com. The primary purposes of our Audit Committee are (a) to assist the Board of Directors in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors’ qualifications and independence and (iv) the performance of our internal audit function and independent auditors; (b) to decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) to prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement.

      During fiscal 2004, our Audit Committee met six times. The Audit Committee and our Board of Directors have established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit Committee, which is described under “Other Matters — Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors” below. Our Board of Directors and the Nominating & Corporate Governance Committee have determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. Our Board of Directors has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. Our Board of Directors has determined that Mr. Ammerman is an “audit committee financial expert” within the meaning of the rules of the SEC because of his experience in preparing and auditing financial statements of public companies during his service as a Certified Public Accountant with, and former partner of, KPMG. The Report of the Audit Committee is included below at page 29.

Compensation Committee

      During fiscal 2004, Mr. Churm was Chairman, and Messrs. Lane and Willey were the other members, of our Compensation Committee. As of March 2004, Mr. Churm remains Chairman, and Mr. Ammerman and Ms. Kerr are the other current members, of our Compensation Committee. Each member of our Compensation Committee is “independent” within the meaning of the rules of the NYSE. The Compensation Committee operates under a written Charter adopted by the Board of Directors which is available through the Company website at www.ckr.com. The primary purposes of our Compensation Committee are: (a) to determine and approve the compensation of our Chief Executive Officer; (b) to make recommendations to the Board of Directors with respect to compensation, other than that of the Chief Executive Officer, and our incentive compensation plans and equity-based plans; and (c) to prepare a report on executive compensation required by the rules and regulations of the SEC.

      During fiscal 2004, our Compensation Committee met six times. The Compensation Committee Report on Executive Compensation is included below at page 20.

Nominating & Corporate Governance Committee

      During fiscal 2004, Mr. Foley was the Chairman, and Messrs. Churm and Lane were the other members, of our Nominating & Corporate Governance Committee. As of March 2004, Mr. Maggard serves as Chairman, and Mr. Ammerman and Ms. Kerr are the other current members, of the Nominating & Corporate Governance Committee. Each member of our Nominating & Corporate Governance Committee is “independent” within the meaning of the rules of the NYSE. The Nominating & Corporate Governance Committee operates under a written Charter adopted by the Board of Directors which is available through the Company website at www.ckr.com. The primary purposes of the Nominating & Corporate Governance Committee are: (a) to recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board of Directors and its committees, consistent with the criteria included in our Corporate Governance Guidelines, (b) to oversee the evaluation of the performance of the Board of Directors and our Chief Executive Officer, and (c) to take a leadership role in shaping the corporate governance of the Company, including developing, recommending to the Board of Directors and reviewing on an ongoing basis the corporate governance principles and practices that should apply to the Company. In identifying and recommending nominees for positions on the Board of Directors, the Nominating & Corporate Governance Committee places primary emphasis on the criteria set forth under “Guidelines and Procedures — Selection Criteria” in the Nominating & Corporate Governance Committee Charter, namely: (i) judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) diversity of viewpoints, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of the Board of Directors will build a board that is effective, collegial and responsive to the needs of the Company.

      The Nominating & Corporate Governance Committee does not set specific minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. Members of the Nominating & Corporate Governance Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. The Nominating & Corporate Governance Committee may also determine to engage a third-party search firm as and when it deems appropriate to identify potential candidates for its consideration. Once a candidate is identified whom the committee wants to seriously consider and move toward nomination, a member of the Nominating & Corporate Governance Committee enters into a discussion with that nominee. The Nominating & Corporate Governance Committee will consider nominees recommended by stockholders. The policy adopted by the Nominating & Corporate Governance Committee provides that nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees. Stockholders who wish to submit nominees for director for consideration by the Nominating & Corporate Governance Committee for election at our 2005 Annual Meeting of stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with the other information required by our Bylaws in accordance with the procedures for submitting stockholder recommendations explained below under “Other Matters – Future Stockholder Proposals.”

      During fiscal 2004, our Nominating & Corporate Governance Committee met one time.

Executive Committee

      The Executive Committee of the Board of Directors, comprised of Messrs. Foley (Chairman), Puzder, Lane and Carl N. Karcher, is empowered by the Board of Directors to take all actions that may otherwise be taken by the Board of Directors, to the extent permitted by law and NYSE rules.

Acquisitions and Divestitures Committee

      The Acquisitions and Divestitures Committee of the Board of Directors, consisting of Messrs. Allumbaugh (Chairman), Churm and Ponder, was formed by the Board of Directors to review and evaluate certain transactions involving the sale of material assets of the Company.

Franchise Committee

      The Franchise Committee, whose current members are Messrs. Foley (Chairman), Ponder and Lane, considers potential material repurchases of franchised restaurants.

Non-Management Directors

      The Board of Directors has adopted a policy of regularly scheduled executive sessions where non-management directors will meet independent of management. Beginning in fiscal 2005, at least one executive session per year will include only the independent non-management directors. The presiding director at the executive sessions will be elected by the vote of the independent non-management directors at the first executive session in fiscal 2005 and elected annually thereafter.

      Stockholders of the Company may communicate their concerns to the non-management directors in accordance with the procedures described on the Company website at www.ckr.com.

Fiscal 2004 Committee Membership & Meetings

      The table below provides membership and meeting information for each of the Board committees.

									Nominating &	Acquisitions
									Corporate	and
Name	Executive		Audit		Compensation		Franchise		Governance	Divestitures

William P. Foley, II	X	*					X	*	X *
Carl N. Karcher	X
Daniel D. (Ron) Lane	X				X		X		X
Byron Allumbaugh			X							X *
Peter Churm			X		X	*			X	X
Carl L. Karcher
Frank P. Willey			X	*(1)	X
Daniel E. Ponder, Jr.							X			X
Andrew F. Puzder
Douglas K. Ammerman			X	*(2)
Meetings	0		6		6		0		1	1

Chair.

(1)	Chair through October 1, 2003.

(2)	Chair beginning October 2, 2003.

DIRECTOR AND EXECUTIVE COMPENSATION

Compensation of Non-Management Directors

      For their services as directors in fiscal 2004, each non-management director, other than Messrs. Foley and Ammerman, received a base annual retainer of $33,000. For attendance at each special Board meeting (meetings other than scheduled quarterly Board meetings), each non-management director received a fee of $1,000 ($500 for telephonic meetings). For attendance at Board Committee meetings, other than Audit Committee meetings, that were held on a day other than the date of a scheduled Board meeting, each non-management director received a fee of $1,000 ($500 for telephonic meetings). For attendance at Audit Committee meetings that were held on a day other than the date of a scheduled Board meeting, each non-management director received a fee of $2,000 ($1,000 for telephonic meetings). Reasonable travel and lodging expenses are reimbursed to directors. Directors who are also employees of the Company receive no compensation for serving as directors of the Company. Non-Management directors receive no monetary compensation from the Company other than directors’ fees.

      Mr. Foley receives $150,000 per year for his services to CKE as a Board member and Chairman of the Board of Directors. Mr. Ammerman receives $100,000 per year for his services to CKE as a Board member and Chairman of the Audit Committee. Besides reasonable travel expenses incurred to attend Board and Committee meetings, neither Messrs. Foley nor Ammerman receives any other monetary compensation from CKE for their attendance at Board and Committee meetings.

      CKE’s current policy is to grant to Board members upon their appointment or election to the Board of Directors, options to purchase 25,000 shares of CKE’s common stock. The Compensation Committee also determines an appropriate annual grant to the non-management directors. Such options are granted by the Compensation Committee with an exercise price at the fair market value as of the date of the grant, and vest in equal increments over a three-year period. In fiscal 2003, each non-management director received options to purchase 15,000 shares of CKE’s common stock and Mr. Foley received options to purchase an aggregate of 100,000 shares of CKE’s common stock. In fiscal 2004, each non-management director received options to purchase 15,000 shares of CKE’s common stock, each member of the Audit Committee received options to purchase an aggregate of 20,000 shares of CKE’s common stock and Mr. Foley received options to purchase an aggregate of 50,000 shares of CKE’s common stock.

      The table below provides compensation information for each of the members of the Board and the Board Committees.

Fiscal 2004 Cash Retainer and Meeting Fees

					Nominating &	Acquisitions
					Corporate	and
Name	Board	Audit	Compensation	Franchise	Governance	Divestitures

William P. Foley, II	$112,500	—	—	—	—	—
Carl N. Karcher(1)	—	—	—	—	—	—
Daniel D. (Ron) Lane	$35,000	—	$3,000		$500	—
Byron Allumbaugh(4)	$35,000	$7,000	—	—	—	$500
Peter Churm	$34,500	$7,000	$3,000		$500	$500
Carl L. Karcher	$35,000	—	—	—	—	—
Frank P. Willey	$35,000	$5,000	$2,000		—	—
Daniel E. Ponder, Jr.	$35,000	—	—	—	—	$500
Andrew F. Puzder(1)	—	—	—	—	—	—
Ronald B. Maggard, Sr.(2)	$34,500	—	—	—	—	—
Douglas K. Ammerman(3)(4)	$16,500	$2,000	—	—	—	—

(1)	Messrs. Karcher and Puzder received no director compensation during fiscal 2004 as each of these three directors received remuneration pursuant to employment or similar arrangements with the Company. See the Employment Agreement section below regarding Mr. Puzder’s agreement with the Company and the Transactions with Officers and Directors section below regarding Mr. Karcher’s agreement with the Company.

(2)	Mr. Maggard was appointed to the Board of Directors on March 31, 2003.

(3)	Mr. Ammerman was appointed to the Board of Directors on October 2, 2003.

(4)	In addition to the amounts set forth above, Mr. Ammerman was paid for his attendance, in an advisory capacity, at two Compensation Committee meetings and Mr. Allumbaugh was paid for his attendance, in an advisory capacity, at one Compensation Committee meeting.

Executive Compensation

      Summary of Cash and Certain Other Compensation. For fiscal 2004, the following table sets forth, for the years indicated, the compensation awarded to, earned by or paid to the Named Executive Officers.

Summary Compensation Table

		Annual Compensation			Long-Term
					Compensation	All Other
	Fiscal			Other Annual	Awards	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation(1)	Options(#)	($)(2)

Andrew F. Puzder	2004	635,097	200,000	21,937	150,000	38,582
Chief Executive Officer	2003	572,115	1,250,000	21,028	100,000	37,500
	2002	500,000	1,000,000	44,494	150,000	17,165
E. Michael Murphy	2004	335,866	100,000	21,267	30,000	0
EVP, General Counsel &	2003	326,538	335,000	23,284	25,100	87,302
Secretary	2002	315,000	325,000	24,418	50,000	204,890
John J. Dunion	2004	250,000	90,000	13,984	15,000	19,785
EVP, Supply Chain	2003	250,000	75,000	15,951	15,000	19,785
Management	2002	250,000	250,000	12,070	25,000	63,903
Theodore Abajian	2004	252,885	100,000	14,616	25,000	45,615
EVP, Chief Financial Officer	2003	249,808	125,000	23,829	5,000	19,038
	2002	—	—	—	—	—
Brad Haley	2004	252,404	75,000	15,141	20,000	30,130
EVP, Marketing	2003	250,000	15,000	12,579	10,000	56,654
	2002	250,000	—	12,145	25,000	2,506

(1)	“Other Annual Compensation” for fiscal 2004 includes the following amounts for Mr. Puzder, Mr. Murphy, Mr. Dunion, Mr. Abajian and Mr. Haley: (a) auto allowance payments of $9,960, $9,960, $9,960, $0 and $9,960, respectively, (b) reimbursements for medical and dental costs of $10,735, $10,520, $3,663, $14,616 and $4,821, respectively, and (c) payments of life insurance premiums of $1,242, $787, $361, $0 and $360, respectively.

(2)	“All Other Compensation” includes matching contributions by CKE to CKE’s employee stock purchase plan for Mr. Puzder, Mr. Abajian and Mr. Haley. For fiscal 2004, the amounts matched by the Company in the employee stock purchase plan were $38,582, $19,615 and $3,750, respectively. Amounts for Mr. Dunion, Mr. Abajian and Mr. Haley include relocation costs of $19,785, $26,000 and $26,380, respectively.

      Stock Option Grants. The following table sets forth certain information with respect to the stock options granted during fiscal 2004 to the Named Executive Officers and the potential realizable value of such stock options.

Option Grants in Last Fiscal Year

					Potential Realizable
	Number of	Percentage of			Value at Assumed
	Securities	Total Options			Annual Rates of Stock
	Underlying	Granted to			Price Appreciation for
	Option	Employees in	Exercise or		Option Term(4)
	Grants	Fiscal Year	Base Price	Expiration
Name	(#)(1)	2004	($/Share)(2)	Date(3)	5%($)	10%($)

Andrew F. Puzder	150,000	17.50%	$5.75	6/10/2013	1,404,922	2,237,103
E. Michael Murphy	30,000	3.50%	$5.75	6/10/2013	280,984	447,421
John J. Dunion	15,000	1.75%	$5.75	6/10/2013	140,492	223,710
Theodore Abajian	25,000	2.92%	$5.75	6/10/2013	234,154	372,850
Brad Haley	20,000	2.33%	$5.75	6/10/2013	187,323	298,280

(1)	Nonqualified stock options.

(2)	The fair market value of the Company’s common stock on the date of grant.

(3)	The options vest 33 1/3% on the first anniversary of the date of grant, 33 1/3% on the second anniversary of the date of grant and 33 1/3% on the third anniversary of the date of grant.

(4)	Calculated over a ten-year period, representing the terms of the options. These are assumed rates of appreciation, and are not intended to forecast future appreciation of the Company’s common stock.

      Option Exercises and Fiscal Year-End Values. The following table sets forth certain information with respect to stock options exercised during fiscal 2004 and year-end stock option values for each of the Named Executive Officers.

Aggregated Stock Option Exercises

in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at January 26, 2004		January 26, 2004(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Andrew F. Puzder	0	—	1,063,689	266,666	3,643,412	527,500
E. Michael Murphy	0	—	117,128	63,332	360,502	137,230
John J. Dunion	0	—	168,455	33,333	314,897	68,615
Theodore Abajian	0	—	194,384	28,333	969,363	48,250
Brad Haley	0	—	30,001	34,999	122,385	78,265

(1)	In accordance with the rules of the SEC, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, the fair market value is deemed to be $7.68, the closing price of the Company’s common stock on January 26, 2004.

Employment Agreements

      Andrew F. Puzder. Effective April 9, 2004, CKE entered into a three-year employment agreement with Andrew F. Puzder to serve as President and Chief Executive Officer of CKE. Mr. Puzder’s annual base salary under the employment agreement is $800,000 subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Mr. Puzder’s agreement also provides for annual cash bonuses during his employment term. For fiscal 2005 and all subsequent years, Mr. Puzder’s annual bonus is calculated by first determining the difference between CKE’s target annual income, as determined by Mr. Puzder and the Compensation Committee prior to the commencement of each such fiscal year, and its actual annual income, both as defined in the employment agreement. If actual income is less than 80% of target income, Mr. Puzder shall receive no bonus. If actual income is 80% of target income, Mr. Puzder shall receive a bonus equal to 50% of his then current annual base salary. If actual income is greater than 80%, but less than 120% of target income, Mr. Puzder shall receive a bonus calculated pursuant to a formula. If actual income is 120% or greater of target income, Mr. Puzder shall receive a bonus equal to 200% of his then current annual base salary. The employment agreement can be terminated by CKE for cause as defined in the employment agreement. In the event CKE terminates Mr. Puzder’s employment without cause, Mr. Puzder terminates his employment with CKE for good reason or in the event of a change of control of CKE resulting in Mr. Puzder’s termination, each as defined in the employment agreement, CKE will be obligated to pay a lump sum consisting of (a) Mr. Puzder’s minimum annual base salary then in effect times the greater of one and the number of years remaining in the term of the employment agreement, plus (b) an amount equal to 200% of Mr. Puzder’s minimum annual base salary as then in effect multiplied by the number of years for which an annual bonus has not yet been calculated. In addition, in the event that CKE terminates Mr. Puzder’s employment without cause, Mr. Puzder terminates his employment with CKE for good reason or in the event of a change of control of CKE resulting in Mr. Puzder’s termination, all options granted which have not vested as of the date of termination shall vest immediately, and CKE shall maintain, for the number of years remaining in the term, all employee benefit plans and programs in which Mr. Puzder was entitled to participate immediately prior to the date of termination. In the event of his death, Mr. Puzder’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Puzder’s death.

      E. Michael Murphy. In January 2004, CKE entered into a three-year employment agreement with E. Michael Murphy to serve as Executive Vice President, General Counsel and Secretary of CKE. Mr. Murphy’s annual base salary under the employment agreement is $350,000 subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Mr. Murphy’s agreement also provides for annual cash bonuses during his employment term. For fiscal 2005 and all subsequent years, Mr. Murphy’s annual bonus is calculated by first determining the difference between CKE’s target annual income, as determined by Mr. Murphy and the Compensation Committee prior to the commencement of each such fiscal year, and its actual income, both as defined in the employment agreement. If actual income is less than 80% of target income, Mr. Murphy shall receive no bonus. If actual income is 80% of target income, Mr. Murphy shall receive a bonus equal to 50% of his then current annual base salary. If actual income is greater than 80%, but less than 120%, of target income, Mr. Murphy shall receive a bonus calculated pursuant to a formula. If actual income is 120% or greater of target income, Mr. Murphy shall receive a bonus equal to 200% of his then current annual base salary. The employment agreement can be terminated by CKE for cause as defined in the employment agreement. In the event CKE terminates Mr. Murphy’s employment without cause, CKE will be obligated to pay a lump sum consisting of (a) Mr. Murphy’s minimum annual base salary then in effect times the number of years (including partial years) remaining in the term of the employment agreement, plus (b) a pro rata portion of the bonus for the year in which the termination occurs. In addition, in the event that CKE terminates Mr. Murphy’s employment without cause, all options granted which have not vested as of the date of termination shall vest immediately, and CKE shall maintain, for the number of years remaining in the term, all employee benefit plans and programs in which Mr. Murphy was entitled to participate immediately prior to the date of termination. In the event of his death, Mr. Murphy’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Murphy’s death.

      Theodore Abajian. In January 2004, CKE entered into a three-year employment agreement with Theodore Abajian to serve as Executive Vice President and Chief Financial Officer of CKE. Mr. Abajian’s annual base salary under the employment agreement is $250,000 subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. On May 7, 2004, the Compensation Committee increased Mr. Abajian’s annual base salary to $300,000 effective as of January 1, 2004. Mr. Abajian’s agreement also provides for annual cash bonuses during his employment term. For fiscal 2005 and all subsequent years, Mr. Abajian’s annual bonus is calculated by first determining the difference between CKE’s target annual income, as determined by Mr. Abajian and the Compensation Committee prior to the commencement of each such fiscal year, and its actual income, both as defined in the employment agreement. If actual income is less than 80% of target income, Mr. Abajian shall receive no bonus. If actual income is 80% of target income, Mr. Abajian shall receive a bonus equal to 50% of his then current annual base salary. If actual income is greater than 80%, but less than 120%, of target income, Mr. Abajian shall receive a bonus calculated pursuant to a formula. If actual income is 120% or greater of target income, Mr. Abajian shall receive a bonus equal to 200% of his then current annual base salary. The employment agreement can be terminated by CKE for cause as defined in the employment agreement. In the event CKE terminates Mr. Abajian’s employment without cause, CKE will be obligated to pay a lump sum consisting of (a) Mr. Abajian’s minimum annual base salary then in effect times the number of years (including partial years) remaining in the term of the employment agreement, plus (b) a pro rata portion of the bonus for the year in which the termination occurs. In addition, in the event that CKE terminates Mr. Abajian’s employment without cause, all options granted which have not vested as of the date of termination shall vest immediately, and CKE shall maintain, for the number of years remaining in the term, all employee benefit plans and programs in which Mr. Abajian was entitled to participate immediately prior to the date of termination. In the event of his death, Mr. Abajian’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Abajian’s death.

      Brad R. Haley. In January 2004, CKE entered into a three-year employment agreement with Brad R. Haley to serve as Executive Vice President of Marketing of CKE. Mr. Haley’s annual base salary under the employment agreement is $275,000. Mr. Haley’s agreement also provides for annual cash bonuses during his employment term at the discretion of CKE. The employment agreement can be terminated by CKE for cause as defined in the employment agreement. In the event CKE terminates Mr. Haley’s employment without cause, CKE will be obligated to pay a lump sum consisting of Mr. Haley’s minimum annual base salary then in effect times the number of years (including partial years) remaining in the term of the employment agreement, all options granted which have not vested as of the date of termination shall vest immediately, and CKE shall maintain, for the number of years remaining in the term, all employee benefit plans and programs in which Mr. Haley was entitled to participate immediately prior to the date of termination. In the event of his death, Mr. Haley’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Haley’s death.

Compensation Committee Interlocks and Insider Participation

      During fiscal 2004, the members of CKE’s Compensation Committee were Messrs. Churm (Chairman), Lane and Willey. None of the foregoing was an officer, a former officer or employee of CKE during fiscal 2004. No CKE executive officer served as a director of a company for which Messrs. Churm, Lane and/or Willey served as an executive officer.

      During the same period, Mr. Foley served as Chairman of the Board and Chief Executive Officer of FNF. Mr. Lane served as a director of FNF and Mr. Willey served as Vice-Chairman of FNF.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

FOR THE FISCAL YEAR ENDED JANUARY 26, 2004

      The Compensation Committee is comprised of three of our non-management directors and operates pursuant to a written Charter that was amended and restated in March 2004, and is available on our website at www.ckr.com. During fiscal 2004, the Compensation Committee held six meetings. The Board of Directors has determined that each member of the Compensation Committee is “independent” within the meaning of the rules of the NYSE. The Compensation Committee’s primary purposes are to determine and approve the compensation of our Chief Executive Officer, to make recommendations to the Board of Directors with respect to non-chief executive officer compensation, our incentive compensation plans and equity-based plans, and to prepare this Report.

      The Compensation Committee engaged an independent compensation consulting firm to assist it with benchmarking and compensation analyses, as well as to provide consulting on executive and non-executive compensation practices and determinations, including information on year-end equity-based award design. The Compensation Committee specifically asked Clark Consulting to assess the Company’s compensation practices against industry best practices. On conclusion of this assessment, the firms informed the Chairman of the Compensation Committee that the Company’s executive pay practices “are consistent with competitive best practices and generally accepted compensation standards” and provide “a powerful management tool that drives outstanding individual and institutional performance.”

      Set forth below is a report submitted by the Committee addressing compensation policies for fiscal 2004 as they affected the following persons.

      The Committee, currently comprised of three non-management directors, is responsible for administering the executive compensation policies, administering the various management incentive programs (including option plans), and making recommendations to the Board of Directors with respect to these policies and programs. In addition, the Committee makes annual recommendations to the Board of Directors concerning the compensation paid to the Chief Executive Officer and to each of the other executive officers of CKE (each, an “Executive Officer”), including the Named Executive Officers. Set forth below is a report submitted by the Committee addressing compensation policies for fiscal 2004 as they affected the following persons:

(i) Andrew F. Puzder, Chief Executive Officer of CKE, and (ii) the other Executive Officers.

      Chief Executive Officer Compensation. Andrew F. Puzder became CKE’s Chief Executive Officer on September 7, 2000. Effective April 9, 2004, CKE entered into a three-year employment agreement with Mr. Puzder, described above. Pursuant to his employment agreement with the Company, Mr. Puzder’s annual salary was increased to $800,000. Mr. Puzder’s annual salary ranged from $150,000 in 1997 to $625,000 in 2003.

      Compensation Policies Toward Executive Officers. The Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals, with the ultimate objective of enhancing stockholder value. In this regard, the Committee believes executive compensation should be comprised of cash as well as equity-based programs. Base salaries are generally set at market levels in order to attract and retain qualified and experienced executives. With respect to equity-based compensation, the Committee believes that an integral part of CKE’s compensation program is the ownership and retention of CKE’s Common Stock by its Executive Officers. By providing Executive Officers with a meaningful stake in CKE, the value of which is dependent on CKE’s long-term success, a commonality of interests between CKE’s Executive Officers and its stockholders is fostered. Employment contracts are currently in effect for the Chief Executive Officer and other executive officers (See Employment Agreements section above).

      Relationship of Performance to Compensation. Compensation that may be earned by the Executive Officers in any fiscal year consists primarily of base salary, cash bonus and stock options. The significant factors considered in establishing the components of each Executive Officer’s compensation package for fiscal 2004 are summarized below. The Committee, in its discretion, may apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policies indicated above.

      Base Salary. Other than the initial base salaries of those with employment agreements, the base salary for each Executive Officer is set on the basis of comparable positions with CKE’s principal competitors (including, but not limited to, CKE’s self-determined peer group set forth in the “Stock Performance Graph”) and CKE’s financial performance relative to such competitors. Factors relating to individual performance that are assessed in setting base compensation are based on the particular duties and areas of responsibility of the individual Executive Officer. Factors relating to CKE’s financial performance that may be related to increasing or decreasing base salary include revenues and earnings. The establishment of base compensation involves a subjective assessment and weighing of the foregoing criteria and is not based on any specific formula.

      Cash Bonus. Annual bonuses are earned by the Chief Executive Officer, Chief Financial Officer and General Counsel of the Company on the basis of CKE’s achievement of net income, in each case according to the formula described in Messrs. Puzder’s, Abajian’s and Murphy’s, respectively, employment agreements above. Annual bonuses for all other Executive Officers are based on improvements in earnings based on targets established at the start of the fiscal year and on the basis of the particular Executive Officer’s duties and areas of responsibility. Bonus amounts are established based on various levels of performance against such targets. The Committee assesses CKE and individual performance against the established targets and provides for bonuses based on the targeted performance levels actually achieved. The Committee may grant bonuses where targeted performance levels are not met if the Committee determines circumstances warrant.

      Stock Options. Stock option grants motivate Executive Officers to manage the business to improve long-term CKE performance and align the interests of Executive Officers with stockholder value. Customarily, option grants are made with exercise prices equal to the fair market value of the shares on the grant date and will be of no value unless the market price of CKE’s shares of Common Stock appreciates, thereby aligning a substantial part of the Executive Officer’s compensation package with the return realized by the stockholders. Options generally vest in equal installments over a period of time, contingent upon the Executive Officer’s continued employment with CKE. Accordingly, an option will provide a return to the Executive Officer only if the Executive Officer remains employed by CKE and the market price of the underlying shares appreciates over the option term. The size of an option grant is designed to create a meaningful opportunity for stock ownership and is based upon the individual’s current position with CKE, internal comparability with option grants made to other CKE executives and the individual’s potential for future responsibility and promotion over the option term. The Committee has established an award program which takes into account the level of responsibility in the organization and total compensation compared to comparable companies in making option grants to the Executive Officers, in an attempt to target a fixed number of unvested option shares based upon the individual’s position with CKE and the Executive Officer’s existing holdings of unvested options. As such, the award of stock options requires subjective judgment as to the amount of the option. However, the Committee does not adhere strictly to these guidelines and will occasionally vary the size of the option grant, if any, made to each Executive Officer as circumstances warrant.

      Corporate Deduction for Compensation. Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. The Company’s policy with respect to the deductibility limit of Section 162(m) generally is to preserve the federal income tax deductibility of compensation paid to executive officers. However, while the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of the Company’s overall compensation philosophy. Accordingly, the Company will authorize the payment of non-deductible compensation if it deems that it is consistent with its compensation philosophy and in the best interests of the Company and its stockholders.

Dated: May 25, 2004

COMPENSATION COMMITTEE

/s/
Peter Churm (Chairman)
Daniel D. (“Ron”) Lane
Frank P. Willey

      The report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that CKE specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PERFORMANCE GRAPH

COMPARISON OF FIVE YEAR

CUMULATIVE TOTAL STOCKHOLDER RETURN
AMONG CKE RESTAURANTS, INC., S&P 500 INDEX AND
SELECTED RESTAURANT PEER GROUP INDEX(1)

	Jan 99	Jan 00	Jan 01	Jan 02	Jan 03	Jan 04

CKE Restaurants, Inc.	$100.00	$27.32	$13.56	$41.83	$15.53	$32.95
S&P 500 Index	$100.00	$110.35	$112.26	$94.51	$71.88	$99.76
Peer Group	$100.00	$90.55	$77.38	$76.70	$49.27	$81.64

(1)	Peer Group is comprised of the following companies: Jack in the Box Inc., McDonalds Corp., Wendy’s International, Inc. and Yum! Brands Inc.

The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that CKE specifically incorporates this information by reference, and shall not otherwise be deemed filed under such

TRANSACTIONS WITH OFFICERS AND DIRECTORS

      Carl N. Karcher. CKE leases the land and buildings, which include the Anaheim corporate offices of CKE, its distribution center and one restaurant in Carl Karcher Plaza, located at 401 West Carl Karcher Way, Anaheim, California, from the Karcher Partners, L.P. (“Karcher Partners”). The General Partner of Karcher Partners is the Carl N. Karcher and Margaret M. Karcher Trust (the “Trust”), of which Carl N. Karcher is co-trustee. The term of the lease expires in April 2008, and CKE has the option to renew the lease for one additional five-year term. The current rent under this lease is: (a) $15,580 per month and 6.5% of annual gross sales in excess of $2,436,369 for the restaurant; (b) $79,099 per month for the distribution center, subject to adjustment every five years; and (c) $24,832 per month for the corporate offices, subject to adjustment every five years. CKE also leases two adjacent parcels of land in Carl Karcher Plaza from the Trust which are being utilized by CKE for additional office space and distribution center parking and storage. The rent is $6,942 per month for one parcel and $7,971 per month for the other parcel, both subject to adjustment every five years. The term for both leases expires in April 2008. CKE has the option to renew each of these leases for one additional five-year term. The aggregate rents paid by CKE to the Trust for the corporate offices and adjacent facilities, including one restaurant in Carl Karcher Plaza, during fiscal 2004 were $1,608,131. In addition, CKE has two leases with the Trust with respect to two restaurant properties. The minimum monthly rental is the greater of $6,799 or 5.5% of annual gross sales in one of the leases, and a minimum monthly rental for improvements of $2,871 or 4% of annual gross sales, whichever is greater, and a fixed monthly rental of $6,183 for the land in the other lease. The leases expire in May 2010 and May 2004. The aggregate rents paid by CKE to the Trust for these two restaurant properties during fiscal 2004 were $208,658.

      In January 1994, CKE entered into an employment agreement with Carl N. Karcher, which was amended on January 1, 2004, and expires December 31, 2004. The employment agreement, as amended, provides that Mr. Karcher will be employed as Chairman Emeritus of the Board and as a non-executive officer, reporting to the Chief Executive Officer, at a base annual salary of $400,000. Under the terms of the employment agreement, Mr. Karcher is entitled to participate in all Company sponsored retirement, health and welfare benefits provided to other executives or employees of the Company, and the Company will pay Mr. Karcher an auto allowance and employ a driver for his use. In fiscal 2004, Mr. Karcher was paid an aggregate of $455,219, consisting of (a) $400,000 base salary, (b) $8,661 in life insurance premiums, (c) $6,598 reimbursement for medical costs, (d) $30,000 in matching contributions for CKE’s employee stock purchase plan, and (e) a $9,960 auto allowance. If Mr. Karcher is terminated or exercises his right to terminate employment following a change in control of CKE resulting from a merger, sale of assets or acquisition, Mr. Karcher becomes entitled to payments due under the agreement as they become due for the remainder of the term without the obligation of further services. The employment agreement, as amended, also provides for a retirement benefit for Mr. Karcher in the amount of $200,000 per year for life after the end of the employment term, eligibility to participate in any management incentive compensation bonus pool plans, death benefits to include payment of any compensation due Mr. Karcher to his estate for services rendered prior to the date of his death, payment of Mr. Karcher’s base salary to Mrs. Karcher for one full year following his death and, thereafter, payment of Mr. Karcher’s retirement benefits to Mrs. Karcher for the remainder of her life. On May 11, 2004, Carl N. Karcher tendered his resignation as a member of the Board of Directors effective upon Carl L. Karcher’s election as member of the class of directors whose terms expire in 2006.

      JCK, Inc. (“JCK”) is a franchisee of CKE and currently operates 13 Carl’s Jr. restaurants. Joseph C. Karcher is the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of JCK. JCK, pursuant to a Development Agreement with CKE, is obligated to develop and franchise one additional Carl’s Jr. restaurant by 2005. JCK paid an aggregate of $15,000 to CKE in franchise fees in fiscal 2004. In connection with the operation of its 13 franchised restaurants, JCK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2004, these purchases totaled approximately $2,799,207. During fiscal 2004, JCK paid royalty fees of $414,983, and advertising and promotional fees of $524,604, for all 13 restaurants combined.

      Wiles Restaurants, Inc. (“Wiles”) is a franchisee of CKE and currently operates 13 Carl’s Jr. restaurants, two of which are Carl’s Jr./ Green Burrito dual-brand restaurants. Anne M. Wiles is the daughter of Carl N. Karcher, a partner in Karcher Partners and an affiliate of Wiles. Wiles paid an aggregate of $11,250 to CKE in franchise fees in fiscal 2004. In connection with the operation of its 13 franchised restaurants, Wiles regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2004, these purchases totaled approximately $4,415,267. During fiscal 2004, Wiles paid royalty fees of $555,612, including royalty fees paid to CKE for its Carl’s Jr./ Green Burrito dual-brand restaurants, and advertising and promotional fees of $639,594, for all 13 restaurants combined. Wiles is also a lessee of CKE with respect to two restaurant locations. Minimum monthly rental payments range from $6,083 to $11,699 or 5.5% to 8% of annual gross sales of the restaurant. The leases expire from February 2006 to August 2011. The rents paid under these leases during fiscal 2004 totaled $276,522.

      Sierra Surf Connection, Inc. (“SSC”) is a franchisee of CKE and currently operates 11 Carl’s Jr. restaurants. Anne M. Wiles is the daughter of Carl N. Karcher, a partner in Karcher Partners and an affiliate of SSC. SSC is obligated, pursuant to a Development Agreement with CKE, to develop and franchise nine additional Carl’s Jr. restaurants at varying times by 2010. SSC paid an aggregate of $30,000 to CKE in franchise fees in fiscal 2004. In connection with the operation of its 11 franchised restaurants, SSC regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2004, these purchases totaled approximately $1,286,043. During fiscal 2004, SSC paid royalty fees of $293,161, and advertising and promotional fees of $494,711, for all 11 restaurants combined. SSC is also a lessee of CKE with respect to one restaurant location. Rental payments equal 5% of the annual gross sales of the restaurant, or minimum monthly rental of $4,805. The lease expires in January 2008. The rents paid under this lease during fiscal 2004 totaled $57,564.

      MJKL Enterprises, L.L.C. (“MJKL”) is a franchisee of CKE and currently operates 39 Carl’s Jr. restaurants, 15 of which are Carl’s Jr./ Green Burrito dual-brand restaurants. MJKL operates one of its 39 Carl’s Jr. restaurants pursuant to a management agreement with another Carl’s Jr. franchisee. Margaret LeVecke is the daughter of Carl N. Karcher, a partner in Karcher Partners and an affiliate of MJKL. During fiscal 2004, MJKL purchased 15 Carl’s Jr. restaurants and five of the underlying fee properties from CKE and paid an aggregate purchase price of $4,535,000. MJKL is obligated, pursuant to a Development Agreement with CKE, to develop and franchise ten additional Carl’s Jr. restaurants at varying times by 2005. In connection with the operation of its 39 restaurants, MJKL regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2004, these purchases totaled approximately $5,903,340. During fiscal 2004, MJKL paid royalty fees of $425,489 and advertising and promotional fees of $945,703, for all 39 restaurants combined. MJKL is also a lessee or sublessee of CKE with respect to 20 restaurant locations, and pays rent for one restaurant operated pursuant to the management agreement. Monthly rental payments vary from $2,000 to $12,475 and/or a percentage of the annual gross sales of the restaurants ranging from 2.5% to 8%. The leases expire at varying times between August 2004 and December 2020. Rents paid during fiscal 2004 under the leases and subleases and pursuant to the management agreement totaled $886,318.

      Bernard Karcher Investments, Inc. (“BKI”) is a franchisee of CKE and currently operates 11 Carl’s Jr. restaurants. Bernard W. Karcher is the brother of Carl N. Karcher and an affiliate of BKI. In connection with the operation of its 11 franchised restaurants, BKI regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2004, these purchases totaled approximately $4,626,585. During fiscal 2004, BKI paid royalty fees of $601,338, and advertising and promotional fees of $709,665, for all 11 restaurants combined. BKI is also a lessee of CKE with respect to two restaurant locations. Minimum monthly rental payments range from $3,656 to $11,520, or a percentage ranging from 7.5% to 9.5% of the annual gross sales of the restaurant ranging in excess of $1 to $900,000. The leases expire at varying times between January 2006 to September 2012. The rents paid under these leases during fiscal 2004 totaled $206,854.

      B&J, L.L.C. (“B&J”) is a franchisee of CKE and currently operates nine Carl’s Jr. restaurants. Bernard W. Karcher is the brother of Carl N. Karcher and an affiliate of B&J. B&J paid an aggregate of $15,000 in franchise fees to CKE in fiscal 2004. In connection with the operation of its nine franchised restaurants, B&J regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2004, these purchases totaled approximately $2,849,000. During fiscal 2004, B&J paid royalty fees of $364,813, and advertising and promotional fees of $478,854, for all nine restaurants combined. B&J is also a sublessee of CKE with respect to one restaurant location. Rental payments equal the greater of $4,290 per month or 4% of the annual gross sales of the restaurant. The lease expires in January 2018. Total rents paid under this lease during fiscal 2004 totaled $64,677.

      Carl L. Karcher. CLK, Inc. (“CLK”) is a franchisee of CKE and currently operates 28 Carl’s Jr. restaurants, nine of which are Carl’s Jr./ Green Burrito dual-brand restaurants. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of CLK. In connection with the operation of its 28 franchised restaurants, CLK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2004, these purchases totaled approximately $10,410,017. During fiscal 2004, CLK paid royalty fees of $1,192,521, including royalties fees paid to CKE for the Green Burrito dual-brand restaurants, and advertising and promotional fees of $1,283,829, for all 28 restaurants combined. CLK is also a lessee or sublessee of CKE with respect to 12 restaurant locations. Rental payments equal a percentage of the annual gross sales of the restaurants ranging from 5 % to 10%, or minimum monthly rentals ranging from $4,447 to $11,255. The leases expire at varying times between June 2005 and August 2011. The rents paid under these 12 leases during fiscal 2004 totaled $1,041,651. CLK also licenses one restaurant from CKE pursuant to which CLK is obligated to remit 50% of the restaurant’s net profit to CKE. During fiscal 2004, CLK paid CKE $57,445 pursuant to this license agreement.

      CLK New-Star, L.P. (“New-Star”) is a franchisee of CKE and currently operates five Carl’s Jr. restaurants. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of New-Star. New-Star, pursuant to a Development Agreement with CKE, is obligated to develop and franchise ten additional Carl’s Jr. restaurants at varying times between 2004 and 2007. New-Star paid an aggregate of $15,000 to CKE in franchise fees in fiscal 2004. In connection with the operation of its five franchised restaurants, New Star purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2004, these purchases totaled approximately $13,865. During fiscal 2004, New Star paid royalty fees of $178,373, and advertising and promotional fees of $315,698, for its five restaurants combined.

      Border Star de Mexico, S. de R.L. de C.V. (“BSM”) is a licensee of CKE and currently operates four Carl’s Jr. restaurants. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of BSM. BSM, pursuant to a Development Agreement with CKE, is obligated to develop and franchise one additional Carl’s Jr. restaurant by March 2005. In connection with the operation of its four franchised restaurants, BSM regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2004, these purchases totaled approximately $827,413. During fiscal 2004, BSM paid royalty fees of $69,311 for its four restaurants combined.

      KWK Foods, L.L.C. (“KWK”) is a franchisee of CKE and currently operates 17 Carl’s Jr. restaurants, one of which is a Carl’s Jr./ Green Burrito dual-brand restaurant. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of KWK. Joseph C. Karcher is the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of KWK. Gary Wiles is the son-in-law of Carl N. Karcher and an affiliate of KWK. KWK, pursuant to a Development Agreement with CKE, is obligated to develop and franchise two additional Carl’s Jr. restaurants at varying times within 2004. In connection with the operation of its 17 franchised restaurants, KWK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2004, these purchases totaled approximately $3,375,905. During fiscal 2004, KWK paid royalty fees of $553,279, including royalties paid to CKE for its Green Burrito dual-brand restaurant, and advertising and promotional fees of $812,055, for all 17 restaurants combined. KWK was also a sublessee of CKE with respect to three restaurant locations during fiscal 2004. Rental payments equal 1% of annual gross sales of the restaurant in excess of $900,000, or minimum monthly rentals ranging from $5,101 to $9,410. The leases expire at varying times between September 2015 and February 2018. Total rents paid under these three leases during fiscal 2004 totaled $255,008.

      Daniel D. (Ron) Lane. M & N Foods, L.L.C. (“M&N”) is a franchisee of CKE and currently operates 24 Carl’s Jr. restaurants, seven of which are Carl Jr./ Green Burrito dual-brand restaurants. Daniel D. (“Ron”) Lane is a director of CKE and an affiliate of M&N. Pursuant to a Development Agreement with

CKE, M&N is obligated to develop and franchise five additional Carl’s Jr. restaurants at varying times between 2005 and 2008. In connection with the operation of its 24 restaurants, M&N regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2004, these purchases totaled approximately $9,269,704. During fiscal 2004, M&N paid royalty fees of $1,209,097, including royalty fees paid to CKE for its Carl’s Jr./ Green Burrito dual-brand restaurants, and advertising and promotional fees of $1,567,702. M&N was also a lessee or sublessee of CKE with respect to its 24 restaurant locations during fiscal 2004. Rental payments equal a percentage of the annual gross sales of the restaurants ranging from 0% to 5%, or minimum monthly rentals ranging from $2,958 to $14,984. The leases expire at varying times between July 2005 and November 2022. Total rents paid under these 24 leases during fiscal 2004 totaled $2,273,326.

      Daniel E. Ponder, Jr. Ponder Enterprises, Inc. (“PEI”) has been a franchisee of Hardee’s for over 20 years and currently operates 12 Hardee’s restaurants. Daniel E. Ponder, Jr. is a director of CKE and President and Chairman of the Board of PEI. During fiscal 2004, PEI paid CKE royalty fees of $362,614 for all 12 restaurants combined. PEI was also a sublessee of CKE with respect to one of its restaurant locations during fiscal 2004. Rental payments equal 1% of the annual gross sales of the restaurant in excess of $600,000, or minimum monthly rental of $669. The lease expires in November 2008. Total rent paid under this lease during fiscal 2004 aggregated $7,317.

      CKE has a limited-term guarantee with an independent third party on behalf of certain of its Carl’s Jr. franchisees. CKE agreed to guarantee the payment obligations of BKI and KWK under these arrangements in fiscal 2004 up to a maximum amount of $257,470.

      Restaurants leased from related parties generally were constructed by CKE on land purchased or leased by CKE. The properties were then sold to these parties and leased back by CKE. CKE believes that these sale and leaseback arrangements are at rental rates generally similar to those with unaffiliated third parties. The foregoing franchise and lease arrangements are on terms generally similar to those with unaffiliated parties.

      In fiscal 2002, CKE entered into Stock Purchase and Loan Plan Agreements (“Loan Plan Agreements”) in accordance with the terms of the CKE Restaurants, Inc. Employee and Non-employee Director Stock Purchase and Loan Plan (the “Loan Plan”) with certain employees and members of its Board of Directors, whereby CKE lent the participants funds with which to purchase shares of the common stock of the Company in accordance with the provisions of the Loan Plan Agreements. The participants entered into promissory notes (the “Notes”) in favor of CKE in amounts set forth below, at a rate of 6%, all due and payable five years from the date of the Note. The notes are prepayable, in whole or in part, at any time without penalty. In the event any shares acquired by the participant pursuant to the Loan Plan Agreements are sold, pledged, or otherwise transferred, the interest rate on the Note will immediately be adjusted to the then prime rate of interest as reported in The Wall Street Journal or similar publication, plus 4% (the “Disposition Rate”), and the participant will thereupon be required to make payments under the note pursuant to a payment schedule to be attached to the note reflecting the Disposition Rate. In the event of the participant’s death, disability or retirement, the entire unpaid principal balance of the note and all accrued but unpaid interest shall become due and payable on the second anniversary of such event. In the event of the termination of the participant’s employment or directorship with the Company, the entire unpaid principal balance of the note and all accrued but unpaid interest shall become due and payable 30 days following the date of termination. In the event of a default of any payment when due, the entire unpaid principal balance and all accrued but unpaid interest shall, at the option of holder of the note, become immediately due and payable. Following the enactment of the Sarbanes-Oxley ban on personal loans to directors and executive officers, in fiscal 2003, Messrs. Foley and Willey paid their outstanding balances in full. At fiscal 2004 year end, the Directors and Named Executive Officers outstanding loan balances pursuant to the Loan Plan Agreements aggregated $2,432,935, as set forth below. No additional loans will be made under the Loan Plan.

		Loan Balance
Participant	Loan Amount	@ 2004 Fiscal Year End

Byron Allumbaugh	$136,756	$136,756
Peter Churm	$136,756	$136,756
Carl L. Karcher	$136,756	$136,756
Carl N. Karcher	$136,756	$136,756
Daniel D. (Ron) Lane	$136,756	$136,756
Daniel E. Ponder, Jr.	$136,756	$136,756
Andrew F. Puzder	$1,440,764	$1,440,764
John J. Dunion	$28,865	$28,865
E. Michael Murphy	$113,905	$113,905
Brad Haley	$28,865	$28,865

      CKE is party to arrangements with related parties that are not required to be disclosed in this Proxy Statement, but which are discussed in CKE’s Annual Report on Form 10-K.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has selected KPMG LLP as our independent auditors for our fiscal year ending January 31, 2005. We are submitting the selection of independent auditors for stockholder ratification at the Annual Meeting.

      A representative of KPMG is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

      Our organizational documents do not require that our stockholders ratify the selection of KPMG LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

      The Audit Committee, or a designated member thereof, pre-approves each audit and non-audit service rendered by KPMG LLP to the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

Fees Paid to Independent Auditors

      The following table presents fees for professional audit services rendered by KPMG LLP for audit of the Company’s annual financial statements for fiscal 2004 and fiscal 2003, and fees billed for other services rendered by KPMG LLP.

		Percentage of 2004		Percentage of 2003
		Services Approved		Services Approved
		by Audit		by Audit
Fees	2004	Committee	2003	Committee

Audit Fees(1)	$725,600	100%	$489,950	100%
Audit-Related Fees(2)	$47,890	100%	$22,000	100%
Tax Fees(3)	$44,342	100%	$129,432	100%
All Other Fees(4)	—	100%	$35,000	100%

(1)	Audit services consist of the audit of annual financial statements, SAS 100 quarterly reviews, review of UFOC/registration statements and issuance of comfort letters and consents.

(2)	Audit related fees consist principally of the audit of CKE’s pension plan and ERISA compliance.

(3)	Tax services consist of tax compliance and tax planning advice.

(4)	Other non-audit services consist of information system security assessment.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

      Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

      Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent auditor’s tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

      Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

      The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Auditor Independence

      The Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence and has concluded that the provision of such non-audit services does not compromise the independence of KPMG LLP.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee is comprised of three non-management directors and operates pursuant to a written Charter that was amended and restated in March 2004, and is attached as Appendix A to this Proxy Statement and is also available on our website at www.ckr.com. During fiscal 2004, the Audit Committee held six meetings. The Audit Committee’s purpose is to (a) assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditors; (b) to decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and to prepare this Report. The Board of Directors has determined, upon the recommendation of the Nominating & Corporate Governance Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. The Board of Directors has also determined that each member is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that Mr. Ammerman is an “audit committee financial expert” within the meaning of the rules of the SEC.

      Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

      In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence. All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof.

      During fiscal 2004, the Audit Committee performed all of its duties and responsibilities under the then applicable Charter of the Audit Committee. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for fiscal 2004 be included in its Annual Report on Form 10-K for the Company’s fiscal year ended January 26, 2004.

Dated: May 25, 2004	AUDIT COMMITTEE
/s/ Douglas K. Ammerman (Chairman) Frank P. Willey (Member/Chairman during fiscal 2004) Peter Churm Byron Allumbaugh

      The report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that CKE specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

OTHER MATTERS

Other Business

      Presented by Management. Management does not know of any matter to be acted upon at the Meeting other than the matters described above, but if any other matter properly comes before the Meeting, the persons named on the enclosed proxy card will vote thereon in accordance with their best judgment.

      Presented by Stockholders. As no nominations and/or proposals were timely submitted to the Company, there are no matters proposed by stockholders which are to be acted/voted upon.

FUTURE STOCKHOLDER PROPOSALS

      Any stockholder who intends to present a proposal at the annual meeting in the year 2005 must deliver the proposal to the Corporate Secretary at 6307 Carpinteria Avenue, Suite A, Carpinteria, California 93013:

1. Not later than January 26, 2005, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8(e)(2) under the Securities Exchange Act of 1934, as amended. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

2. Not later than March 30, 2005 (based on a tentative Annual Meeting date of June 28, 2005), if the proposal is submitted pursuant to CKE’s bylaws, in which case we are not required to include the proposal in our proxy materials.

      Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reason for conducting such business at the annual meeting; (b) the name and record address of the stockholder proposing such business; (c) the class and number of shares of CKE which are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by CKE.

Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors

      We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may communicate that concern to Hilary Burkemper, our Compliance Officer, at hburkemper@ckr.com, or the Audit Committee of the Board of Directors at auditcommittee@ckr.com, or, to maintain anonymity, by sending correspondence to the private mail box address at CKE Restaurants, Inc., Audit Committee, 6307 Carpinteria Avenue, Suite A, Carpinteria, California 93013. Any interested party, whether or not an employee, who wishes to communicate directly with the presiding director of the executive sessions of our non-management directors, or with our non-management directors as a group, may contact Hilary Burkemper at (805) 745-7500.

APPENDIX A

CHARTER

of the
Audit Committee
of the
Board of Directors
of
CKE Restaurants, Inc.

I.	Audit Committee Mission Statement

      The Audit Committee is appointed by the Board of Directors (the “Board”) for the purposes of:

      A. assisting Board oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent auditors; and

•	the performance of the Company’s internal audit function and of its independent auditors; and

      B. preparing the Audit Committee Report for inclusion in the Company’s Annual Proxy Statement.

      The Audit Committee shall each year, in conjunction with the preparation of the Audit Committee report to the Company’s stockholders discussed further below, evaluate its own performance in light of the foregoing mission statement and implement any changes in its own performance suggested by such review.

II.	Powers of the Audit Committee.

      The Audit Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall have direct access to the Company’s independent auditors as well as to anyone else in the Company. The Audit Committee has the authority, at the Company’s expense, to retain and to obtain the advice of such legal, accounting or other consultants or experts as it deems necessary in the performance of its duties, which experts need not be the same as are regularly retained by the Company to perform such functions.

III.	Audit Committee Composition, Meetings and Funding

      A. Composition and Qualifications.

1. Number. The Audit Committee shall be comprised of at least three directors, or more than three directors as determined by the Board.

2. Independence. Audit Committee members shall be “independent” within the meaning of the Rules of the New York Stock Exchange (“NYSE”) and applicable law. The Company’s criteria for director independence are set forth on Exhibit A attached hereto.

3. Expertise Requirement of Audit Committee Members. All members of the Committee shall be financially literate, as determined in the business judgment of the Board, or shall meet such standard within a reasonable period of time after the director’s appointment to the Audit Committee. At least one member of the Audit Committee shall have accounting or related financial management expertise, as determined by the Board in its business judgment. Further, it is the intention of the Board that the Audit Committee include at least one member who qualifies as an “audit committee financial expert,” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002. The criteria for such designation are attached hereto as Exhibit B.

      B. Appointment of Audit Committee Members. Audit Committee members shall be appointed and replaced by the Board on recommendation of the Nominating & Corporate Governance Committee. If a Committee Chairman is not designated or present at a meeting, the members of the Committee may designate a Committee Chairman for such meeting by majority vote of the Committee membership.

      C. Meetings. The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chairman shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately and separately in executive session at least quarterly with (1) management, (2) the director of the internal auditing department, (3) the independent auditors, and (4) as a committee to discuss any matters that the Committee or any of these groups believe should be discussed.

      D. Funding. The Company shall provide the Audit Committee with such funding as the Committee reasonably decides is adequate for the engagement and retention of the Company’s independent auditors and the performance of the Audit Committees other functions as detailed in this Charter.

IV.	Audit Committee Responsibilities and Duties

      A. Independent Auditors

1. The independent auditors shall be directly accountable to the Audit Committee and indirectly accountable to the Board through the Audit Committee. The Audit Committee shall review the independence and performance of the auditors and annually approve the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. The Audit Committee shall have the sole authority to terminate the engagement of the Company’s independent auditors; provided, however, the Audit Committee shall discontinue the Company’s engagement of the independent auditors with respect to any independent audit if the Company’s chief executive officer, chief financial officer, controller, chief accounting officer or person serving in an equivalent position was employed by the auditor and participated in any capacity in auditing of the Company during the one year period prior to initiating such independent audit.

2. The Audit Committee shall have the sole authority to approve the fees and other significant compensation to be paid to the independent auditors, and to approve any significant non-audit engagement. Such approval shall be delivered prior to the related services being performed.

3. The Audit Committee shall be directly responsible for the resolution of disagreements between management and the Company’s independent auditors regarding financial reporting, and shall have final authority to determine the Company’s position with respect to any such disagreement.

4. The Audit Committee shall annually obtain and review a report by the independent auditors describing the independent auditors’ internal quality control procedures, and any material issues raised with respect thereto by any internal review, peer review or external investigation thereof, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues.

5. The Audit Committee shall: (a) on an annual basis, review and discuss with the independent auditors all significant relationships they have or are proposed to have with the Company to determine whether those relationships could impair the auditors’ independence; and (b) review, on an ongoing basis, compliance with the statutory ban on the independent auditors’ provision of non-audit services, except for the provision of tax advice and services pre-approved by the Audit Committee.

6. In consultation with management and the Company’s internal audit staff, the Audit Committee shall annually consider the independent auditors’ qualifications, performance and independence, and the independent auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

7. At least every five years, the Audit Committee shall require the rotation of the independent auditor’s lead audit partner and reviewing audit partner, and consider the costs and benefits of switching to another firm of independent auditors.

8. The Audit Committee shall establish a regular schedule of meetings with the independent auditors without management present to discuss candidly any audit problems or difficulties and management’s responses to the independent auditors’ efforts to resolve such problems or difficulties. Topics addressed in these sessions should include any adjustments proposed by the independent auditors that were rejected by management on any basis, matters referred by the independent auditors to their national offices for additional review, the contents of any management/internal control letters issued or pending by the independent auditors and the independent auditors’ candid assessment of the responsibilities, budget and staffing of the Company’s internal audit function.

9. The Audit Committee shall establish formal procedures for the hiring of employees and former employees of the independent auditors with the goal of preventing the prospect of future employment with the Company from influencing the current performance of the independent auditor function.

10. The Audit Committee shall periodically review the independent auditors’ audit plan, including scope, staffing, locations, reliance upon management, internal audit and general audit approach and the content of all audit-related services.

      B. Handling of Complaints Regarding Accounting Practices

      The Audit Committee shall establish procedures for:

1. the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters;

2. the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and

3. the dissemination of the procedures developed pursuant to clause (2) above in a manner reasonably calculated to make them known to all Company employees.

      C. Review Procedures

1. The Audit Committee shall review the Company’s annual and quarterly financial statements prior to release. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments, including the assessments of financial performance and critical accounting policies proposed to be set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Recommend to the Board whether the financial statements should be included in the Company’s periodic reports.

2. The Audit Committee shall review any analyses prepared by management or the independent auditors regarding significant financial reporting issues, specifically including the judgments made by management as to the application of GAAP to the Company’s financial reporting in light of potential alternative GAAP applications.

3. The Audit Committee shall discuss, both internally and with the Company’s independent auditors, any earnings information or any financial information or earnings guidance provided to analysts and rating agencies prior to the release of the information. In that connection, the Committee shall discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61. In lieu of the full Audit Committee’s involvement, this function may be performed by the Chairman of the Audit Committee or pursuant to general guidelines as to the type of information to be included in such releases and the presentation thereof.

4. The Audit Committee shall review with management the Company’s presentation of “pro forma,” or non-GAAP financial measures, to ensure compliance with applicable disclosure requirements.

      D. Internal Audit Department and Legal Compliance

1. In consultation with the management, the independent auditors, and the internal auditors, the Audit Committee shall on an ongoing basis consider the integrity of the Company’s financial reporting processes and controls.

2. The Audit Committee shall establish policies and procedures to ensure that management regularly assesses the Company’s major financial risk exposure and implements plans to monitor and control such risks.

3. The Audit Committee shall review, as necessary, any significant changes in the Company’s selection or application of accounting principles and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of any material control deficiencies.

4. The Audit Committee shall review, as necessary, the effect of regulatory or accounting initiatives, as well as any off-balance sheet structures, on the Company’s financial statements.

5. The Audit Committee shall review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

6. The Audit Committee shall, on an ongoing basis, review the appointment, performance, and replacement of the senior internal audit executive.

7. On at least an annual basis, the Audit Committee shall review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

      E. Other Audit Committee Responsibilities

1. The Audit Committee shall review and reassess the adequacy of this Charter at least annually, and submit the Charter with any recommended changes to the Board for approval and have the then-current document published in accordance with applicable law and NYSE rules.

2. The Audit Committee shall annually prepare a report to stockholders as required by the SEC. The report should be included in the Company’s annual proxy statement.

3. The Audit Committee shall obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Committee.

4. The Audit Committee shall perform any other activities consistent with this Charter, the Company’s bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

5. The Audit Committee shall maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

V.	Limits of Duties

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

VI.	Effective Date

      This Charter of the Audit Committee is effective as of March 3, 2004.

EXHIBIT A

Director Independence

      A director of the Company shall be classified as independent only if the director meets the following criteria.

      1. NYSE Independence. The director must have been determined by the Board of Directors to be independent pursuant to the NYSE rules. Those rules, as they apply to the Company, are available under the section titled “Corporate Governance” on the Company’s website at www.ckr.com

      2. Sarbanes-Oxley Requirements. The director may not, other than in his or her capacity as a member of the Audit Committee, or any other Board committee:

(a) accept directly or indirectly any compensation from the Company or any subsidiary thereof, excluding fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); or

(b) be an affiliated person of the Company or a subsidiary of the Company.

EXHIBIT B

Audit Committee Financial Expert

      An “audit committee financial expert” is defined to mean a person who has the following attributes:

(1) an understanding of financial statements and generally accepted accounting principles;

(2) an ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

(3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by CKE’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(4) an understanding of internal controls and procedures for financial reporting; and

(5) an understanding of audit committee functions.

      A person can acquire such attributes through any one or more of the following means:

(1) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(2) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, or experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(3) other relevant experience.

PROXY

CKE RESTAURANTS, INC.
6307 Carpinteria Avenue, Suite A
Carpinteria, California 93013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CKE RESTAURANTS, INC.

     The undersigned hereby appoints Andrew F. Puzder and E. Michael Murphy, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided on the other side, all the shares of CKE Restaurants, Inc. Common Stock held of record by the undersigned on May 3, 2004, at the Annual Meeting of Stockholders to be held on June 28, 2004, and any postponements or adjournments thereof.

PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your CKE Restaurants, Inc. account online.

Access your CKE Restaurants, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for CKE Restaurants, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THE PROXIES WILL VOTE FOR THE NOMINEES LISTED BELOW, AND IN THEIR DISCRETION ON MATTERS DESCRIBED IN ITEM 2 BELOW.

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

Please mark your vote as indicated in the example	☒

1.	ELECTION OF DIRECTORS

FOR all the nominees listed below except as withheld to the contrary below ☐

WITHHOLD AUTHORITY to vote for all nominees listed below ☐

TERMS EXPIRING IN 2007
Nominees:	(01) Byron Allumbaugh
(02) Douglas K. Ammerman
(03) Frank P. Willey

TERMS EXPIRING IN 2006
Nominee:	(04) Carl L. Karcher

TERMS EXPIRING IN 2005
Nominee:	(05) Janet E. Kerr

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE 2005 FISCAL YEAR:	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

	YES	NO
DO YOU PLAN TO ATTEND THE MEETING?	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Instruction: To withhold authority to vote for any individual nominee write their name on the line.)

Signature(s)	Dated	, 2004

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

▲ FOLD AND DETACH HERE ▲

VOTE BY INTERNET OR TELEPHONE OR MAIL
24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting are available up to 11:59 p.m. Eastern Time on June 27, 2004.

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

Internet	OR	Telephone	OR	Mail
http://www.eproxy.com/ckr		1-800-435-6710
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE
YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

You can view the proxy statement and annual report
on the internet @ www.shareholder.com/cke/investors.cfm

DIRECTION CARD
TO MERRILL LYNCH, TRUSTEE

CKE RESTAURANTS, INC.
Employee Stock Purchase Plan

THIS DIRECTION IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF CKE RESTAURANTS, INC.

     Merrill Lynch, c/o Computer Share, Trustee for the CKE Restaurants, Inc. Employee Stock Purchase Plan (the “Plan”) is hereby directed by the undersigned to vote, as provided on the other side, all shares of CKE Restaurants, Inc. Common Stock held for the undersigned’s account in the Plan of record on May 3, 2004, at the Annual Meeting of Stockholders to be held on June 28, 2004, and any postponements or adjournments thereof.

     Please vote in accordance with the instructions on the reverse side of this card. If you do not properly vote by the date indicated, your shares will not be voted.

PLEASE DATE, SIGN ON THE REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE

Comments (Mark the corresponding box on the reverse side)

▲ Detach here from voting card. ▲

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THE PROXIES WILL NOT BE VOTED.	Please mark here for comments.	☐
PLEASE SEE REVERSE SIDE

	Please mark your vote as indicated in the example.	☒

1. ELECTION OF DIRECTORS
FOR all the nominees listed below except as withheld to the contrary below		☐

WITHHOLD AUTHORITY to vote for all nominees listed below		☐

TERMS EXPIRING IN 2007
Nominees:	(01) Byron Allumbaugh
(02) Douglas K. Ammerman
(03) Frank P. Willey

TERMS EXPIRING IN 2006
Nominee:	(04) Carl L. Karcher

TERMS EXPIRING IN 2005
Nominee:	(05) Janet E. Kerr

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE 2005 FISCAL YEAR:	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

	YES	NO
DO YOU PLAN TO ATTEND THE MEETING?	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS DIRECTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Instruction: To withhold authority to vote for any individual nominee write their name on the line.)

Signature(s)	Dated	, 2004

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

▲ Detach here from voting card ▲

VOTE BY INTERNET OR TELEPHONE OR MAIL
24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting are available up to 11:59 p.m. Eastern Time on June 23, 2004.

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE TRUSTEE TO VOTE YOUR SHARES
IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR DIRECTION CARD.

Internet		Telephone		Mail
http://www.eproxy.com/ckr		1-800-435-6710		Mark, sign and date
Use the Internet to direct the Trustee. Have your direction card in hand when you access the web site.	OR	Use any touch-tone telephone to direct the Trustee. Have your direction card in hand when you call.	OR	your direction card and return it in the enclosed postage-paid envelope.

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE
YOU DO NOT NEED TO MAIL BACK YOUR DIRECTION CARD.

You can view the proxy statement and annual report
on the internet @ www.shareholder.com/cke/investors.cfm